EXHIBIT 10.20(B)
                                    AMENDMENT
                                       TO
                             STOCK OPTION AGREEMENT

      AMENDMENT made this 29th day of January to the Stock Option Agreement between Watson Pharmaceuticals, Inc. (the "Company") (as successor to the Royce Laboratories, Inc. ("Royce") options) and Patrick J. McEnany ("McEnany") dated July 8, 1991(the "Option").

                                   WITNESSETH:

      WHEREAS, the Option is a nonstatutory option and the Option expires and becomes non-exercisable on the date that McEnany resigns from the employ of Royce ;

      WHEREAS, McEnany will be resigning from Royce effective January 30, 1998 (the "Termination Date"); and

      WHEREAS, McEnany desires and the Company is willing to extend the period during which the Option may be exercised for a period ending on April 30, 1998, which is 90 days following the Termination Date.

      NOW, THEREFORE, for good and valuable consideration, Section 2.2 of the Option is hereby amended to read as follows:

      2.2   DISCHARGE OR RESIGNATION.

      (a) If an Optionee ceases to be an employee of the Company, by reason of the fact that he is discharged for cause, as determined solely and exclusively by the committee appointed by the Board to administer this Option (the "Committee"), all rights of the Optionee to exercise the Options granted hereunder shall terminate, lapse and be forfeited at the time of Optionee's termination of employment.

      (b) If an Optionee ceases to an employee of the Company by reason of his resignation or voluntary action, all rights of Optionee to exercise the Options granted hereunder shall terminate, lapse and be forfeited on the date which is 90 days following such resignation or voluntary action.

      The Option shall remain in full force and effect in all other respects.

      This Amendment shall be effective immediately.

      IN WITNESS WHEREOF, the parties have executed this Amendment in multiple counterparts, each of which shall be treated as an original, as of the day and year first written above.

ATTEST:                             WATSON PHARMACEUTICALS, INC.


____________________________        By _____________________________
                                         Its________________________


                                    OPTIONEE:


                                    _________________________________
                                           Patrick J. McEnany